As filed with the Securities and Exchange Commission on March 12, 2002
                                                      Registration No. 333-31226
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                   -----------

                            Broadband HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085
    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)

                                   -----------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's
                          principal executive offices)
                                   -----------

                                   Copies to:

             Andrea L. Dulberg, Esq.                     Andrew B. Janszky, Esq.
               Corporate Secretary                         Shearman & Sterling
Merrill Lynch, Pierce, Fenner & Smith Incorporated        599 Lexington Avenue
                 250 Vesey Street                       New York, New York 10022
             New York, New York 10281                        (212) 848-4000
                  (212) 449-1000
       (Name, address, including zip code,
       and telephone number, including area
           code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

================================================================================

          PROSPECTUS


                          [Logo of BROADBAND HOLDRS]SM

                        1,000,000,000 Depositary Receipts
                             Broadband HOLDRS Trust

          The Broadband HOLDRSSM Trust issues Depositary Receipts called Broadband HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop, manufacture and market products and services which facilitate the transmission of data, video and voice more quickly and more efficiently than traditional telephone line communications. The Bank of New York is the trustee. You only may acquire, hold or transfer Broadband HOLDRS in a round-lot amount of 100 Broadband HOLDRS or round-lot multiples. Broadband HOLDRS are separate from the underlying deposited common stocks that are represented by the Broadband HOLDRS. For a list of the names and the number of shares of the companies that make up a Broadband HOLDR, see "Highlights of Broadband HOLDRS--The Broadband HOLDRS" starting on page 11. The Broadband HOLDRS trust will issue Broadband HOLDRS on a continuous basis.

          Investing in Broadband HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

          Broadband HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Broadband HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

          The Broadband HOLDRS are listed on the American Stock Exchange under the symbol "BDH." On May 6, 2002 the last reported sale price of the Broadband HOLDRS on the American Stock Exchange was $14.38.

                                 ---------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

                The date of this prospectus is March 12, 2002.

          "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page

Summary ...................................................................... 4
Risk Factors.................................................................. 5
Highlights of Broadband HOLDRS................................................11
The Trust.....................................................................20
Description of Broadband HOLDRS...............................................20
Description of the Underlying Securities......................................21
Description of the Depositary Trust Agreement.................................23
United States Federal Income Tax Consequences.................................27
ERISA Considerations..........................................................30
Plan of Distribution..........................................................30
Legal Matters.................................................................31
Where You Can Find More Information...........................................31

                               -------------------

          This prospectus contains information you should consider when making your investment decision. With respect to information about Broadband HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Broadband HOLDRS in any jurisdiction where the offer or sale is not permitted.

          The Broadband HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Broadband HOLDRS or of the underlying securities through an investment in the Broadband HOLDRS.

                                     SUMMARY

          The Broadband HOLDRS trust was formed under the depositary trust agreement, dated as of March 22, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Broadband HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

          The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the broadband industry. Companies involved in the broadband industry develop, manufacture and market products and services which, among other things, facilitate the transmission of data, video and voice more quickly and more efficiently than traditional telephone line communications. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Broadband HOLDRS is specified under "Highlights of Broadband HOLDRS--The Broadband HOLDRS." This group of common stocks, and the securities of any company that may be added to the Broadband HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 19 companies included in the Broadband HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Broadband HOLDRS are separate from the underlying common stocks that are represented by the Broadband HOLDRS. On March 6, 2002, there were 8,011,200 Broadband HOLDRS outstanding.

                                  RISK FACTORS

          An investment in Broadband HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Broadband HOLDRS, including the risks associated with a concentrated investment in broadband companies.

General Risk Factors

o Loss of investment. Because the value of Broadband HOLDRS directly relater to the value of the underlying securities, you may lose a substantial portion of your investment in the Broadband HOLDRS if the underlying securities decline in value.

o Discount trading price. Broadband HOLDRS may trade at a discount to the aggregate value of the underlying securities.

o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Broadband HOLDRS or other corporate events, such as mergers, a Broadband HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Broadband HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

o Not necessarily representative of the broadband industry. At the time of the initial offering, the companies included in the Broadband HOLDRS were generally considered to be involved in various aspects of the broadband industry. However, the market price of the underlying securities and the Broadband HOLDRS may not necessarily follow the price movements of the entire broadband industry. If the underlying securities decline in value, your investment in the Broadband HOLDRS will decline in value, even if common stock prices of companies involved in the broadband industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Broadband HOLDRS may not be involved in the broadband industry. In this case, the Broadband HOLDRS may not consist of securities issued only by companies involved in the broadband industry.

o Not necessarily comprised of solely broadband companies. As a result of distributions of securities by companies included in the Broadband HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Broadband HOLDRS and that are not involved in the broadband industry may be included in the Broadband HOLDRS. Pursuant to an amendment to the depositary trust agreement, the securities of a new company will only be distributed from the Broadband HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Broadband HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As there are only 11, broadly defined sector classifications, the use of Standard & Poor's sector classifications to determine whether a new company will be included in the Broadband HOLDRS provides no assurance that each new company included in the Broadband HOLDRS will be involved in the broadband industry. Currently, the underlying securities included in the Broadband HOLDRS are represented in the Technology sector. Since each sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the Broadband HOLDRS yet not be involved in the broadband industry. In addition, the sector classifications of securities included in the Broadband HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both. Therefore, additional sector classifications may be represented in the Broadband HOLDRS which may also result in the inclusion in the Broadband HOLDRS of the securities of a new company that is not involved in the broadband industry.

o No investigation of underlying securities. The underlying securities initially included in the Broadband HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the broadband industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Broadband HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Broadband HOLDRS may not necessarily be a diversified investment in the broadband industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Broadband HOLDRS, may also reduce diversification. Broadband HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security, or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Broadband HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Broadband HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Broadband HOLDRS will involve payment of a cancellation fee to the trustee.

o Trading halts. Trading in Broadband HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Broadband HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Broadband HOLDRS, you will not be able to trade Broadband HOLDRS and you will only be able to trade the underlying securities if you cancel your Broadband HOLDRS and receive each of the underlying securities.

o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Broadband HOLDRS. If the Broadband HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Broadband HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Broadband HOLDRS are delisted. There are currently 19 companies whose securities are included in the Broadband HOLDRS.

o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Broadband HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Broadband HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

 Risk Factors Specific to Companies Involved in the Broadband Industry

o The stock prices of companies involved in the broadband industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Broadband HOLDRS, and you could lose a substantial part of your investment. The trading prices of the common stocks of broadband companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

     o   general market fluctuations;

     o actual or anticipated variations in companies' quarterly operating results;

     o announcements of technological innovations or new services by competitors of the companies included in the Broadband HOLDRS;

     o announcements by broadband companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

     o   failure to integrate or realize projected benefits from acquisitions;

     o   unscheduled system downtime;

     o   changes in government regulations;

     o   fluctuations in quarterly and annual operating results; and

     o   difficulty in obtaining additional financing.

     In addition, the trading prices of broadband stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many broadband stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of broadband companies, generally, could depress the stock prices of a broadband company regardless of broadband companies results. The sharp decline in the market price of many broadband and broadband-related companies since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of broadband stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of broadband stocks.

     As a result of fluctuations in the trading prices of the companies included in the Broadband HOLDRS, the trading price of Broadband HOLDRS has fluctuated significantly. The initial offering price of a Broadband HOLDR, on April 5, 2000, was $94.32 and during 2001, the price of a Broadband HOLDR reached a high of $56.75 and a low of $13.56.

o Reduced demand for broadband products and services, underutilization of broadband capacity and other factors could adversely impact the operating results of companies whose common stocks are included in Broadband HOLDRS. During the 1990's and continuing into 2000, the broadband industry enjoyed unprecedented growth, benefiting from the rapid expansion of the Internet and other computing and communications technologies. Recently, many of the companies whose common stock are included in Broadband HOLDRS were adversely affected by the general economic slowdown and an abrupt decline in demand for many broadband products and services. This has had a significant negative impact on the market price of Broadband HOLDRS. There can be no assurance that these negative economic conditions will improve in the near term. In addition, the terrorist attacks of September 11, 2001 may further depress economic activity and demand for broadband products and services.

o The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by broadband companies. The Internet, cable and telecommunications markets which broadband companies serve are characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, and changing customer demands. The success of many broadband companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their products obsolete. In addition, the widespread adoption of new technologies could require substantial expenditures to modify or adapt the existing products offered by many broadband companies. New product research and development may be costly and time-consuming. Many broadband companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition.

o Some of the companies involved in the broadband industry are also engaged in other lines of business unrelated to the broadband industry, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Broadband HOLDRS have lines of business that do not relate to the broadband industry and which may present additional risks not mentioned in this prospectus. The operating results of these broadband companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. Despite a company's possible success in the broadband industry, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

o Many broadband companies have developed new technologies and created new standards for the broadband industry and currently rely on a limited number of customers as purchasers of their products. Several broadband companies currently rely on a limited number of customers for their broadband products and services. If new customers do not adopt these technologies for their own systems, the operating results and financial condition of these broadband companies may be adversely affected. In addition, many broadband technologies are marketed to cable operators. The cable industry is undergoing significant consolidation, and a limited number of cable operators control a large percentage of the cable industry. Therefore, the number of new customers may be limited, and if the leading cable operators do not adopt a broadband company's products and services, its operating results and financial conditions may be adversely affected.

o Many broadband companies rely on a single supplier or a limited number of suppliers for the components used in their products, and if quality components are not delivered by the suppliers on a timely basis, these companies will not be able to deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many broadband companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties supply or manufacturing could adversely affect many broadband companies ability to deliver their products and meet customer needs. There can be no assurance that broadband companies will not encounter problems with suppliers which may result in harm to their reputation and adversely affect their operations and financial condition.

o The broadband industry is very competitive, and a broadband company's failure to establish a customer base which uses its technologies would adversely affect its operating results. Broadband access services can be based on several different technologies, and the competition among broadband companies to convince a provider to select its technology can be intense. The broadband market is new and rapidly evolving and it is likely that competitors will expand their business to produce existing technologies as well as continue to develop new technologies which compete with, or make obsolete, the existing technologies. Many broadband companies face significant competition from other companies which have greater market share and financial resources. These companies may be better positioned to finance research and development activities, and they may have greater resources with which to acquire other companies in the industry.

o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many broadband companies are active acquirers of other companies as part of their business plans. There can be no assurance that many broadband companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can also no be no assurance that many broadband companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, broadband companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

o Many broadband companies are subject to telecommunications industry regulations, which could adversely affect the nature and extent of the services offered. Many aspects of the telecommunications industry are subject to regulation at the federal, state and local levels. The regulatory entities that have jurisdiction over many broadband companies business may adopt new or modified regulations or take other actions as a result of their own regulatory processes or as directed by other governmental bodies. There can be no assurances that changes in the regulatory environment will not adversely affect the nature and extent of the services offered.

o The international operations of many broadband companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many broadband companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

     o    general economic, social and political conditions;

     o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

     o differing tax rates, tariffs, exchange controls or other similar restrictions;

     o    currency fluctuations; and

     o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

o Many broadband companies are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. The success of many broadband companies is highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these broadband companies will be able to continue to attract and retain qualified personnel.

o Inability to adequately protect proprietary rights may harm the competitive positions of many broadband companies. Many broadband companies rely on a combination of copyrights, trademarks, service marks and trade secret law and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, broadband companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require broadband companies to enter into royalty or licensing agreements.

o Companies whose securities are included in the Broadband HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Broadband HOLDRS. Companies whose securities are included in Broadband HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Broadband HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or reduce or terminate their operations generally. Any of these actions may reduce the market price of stocks in the broadband industry.

                         HIGHLIGHTS OF BROADBAND HOLDRS

          This discussion highlights information regarding Broadband HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Broadband HOLDRS.

Issuer............................      Broadband HOLDRS Trust.

The trust.........................      The Broadband HOLDRS Trust was formed
                                        under the depositary trust agreement,
                                        dated as of March 22, 2000, among The
                                        Bank of New York, as trustee, Merrill
                                        Lynch, Pierce, Fenner & Smith
                                        Incorporated, other depositors and the
                                        owners of the Broadband HOLDRS and was
                                        amended on November 22, 2000. The trust
                                        is not a registered investment company
                                        under the Investment Company Act of
                                        1940.

Initial depositor.................      Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated.

Trustee...........................      The Bank of New York, a New York
                                        state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Broadband
                                        HOLDRS representing the underlying
                                        securities issued by the Trust. The
                                        trustee holds the underlying securities
                                        on behalf of Broadband HOLDRS.

Purpose of Broadband HOLDRS.......      Broadband HOLDRS are designed to achieve
                                        the following:

                                        Diversification. Broadband HOLDRS are
                                        designed to allow you to diversify your
                                        investment in the broadband business
                                        through a single, exchange-listed
                                        instrument representing your undivided
                                        beneficial ownership of the underlying
                                        securities.

                                        Flexibility. The beneficial owners of
                                        Broadband HOLDRS have undivided
                                        beneficial ownership interests in each
                                        of the underlying securities represented by the Broadband HOLDRS, and can cancel their Broadband HOLDRS to receive each of the underlying securities represented by the Broadband HOLDRS.

                                        Transaction costs. The expenses
                                        associated with buying and selling
                                        Broadband HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets......................      The trust holds shares of common stock
                                        issued by specified companies that, when initially selected, were involved in the broadband industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change.
                                        Reconstitution events are described in
                                        this prospectus under the heading
                                        "Description of the Depositary Trust
                                        Agreement--Distributions" and
                                        "--Reconstitution events." There are
                                        currently 19 companies included in the
                                        Broadband HOLDRS.

                                        The trust's  assets may  increase or
                                        decrease as a result of in-kind deposits
                                        and withdrawals   of  the   underlying
                                        securities during the life of the trust.

The Broadband HOLDRS..............      The trust has issued, and may continue
                                        to issue, Broadband HOLDRS that
                                        represent an undivided beneficial
                                        ownership interest in the shares of
                                        common stock that are held by the trust.
                                        The Broadband HOLDRS themselves are
                                        separate from the underlying securities
                                        that are represented by the Broadband
                                        HOLDRS.

                                        The following chart provides the

                                        o  names of the 19 issuers of the
                                           underlying securities currently
                                           represented by a Broadband HOLDR,

                                        o  stock ticker symbols,

                                        o  share amounts currently represented
                                           by a round-lot of 100 Broadband
                                           HOLDRS, and

                                        o  principal U.S. market on which the
                                           shares of common stock of the
                                           selected companies are traded.

                                                                        Primary
                                                        Share           Trading
      Name of Company                  Ticker          Amounts          Market
      ---------------                  ------          -------          -------
      Applied Micro Circuits
         Corporation                   AMCC                2            NASDAQ
      Broadcom Corporation             BRCM                2            NASDAQ
      Ciena Corporation                CIEN                2            NASDAQ
      Comverse Technology, Inc.        CMVT                2            NASDAQ
      Conexant Systems, Inc.           CNXT                2            NASDAQ
      Copper Mountain Network,
         Inc.                          CMTN                1            NASDAQ
      Corning, Inc.                    GLW                 9            NYSE
      JDS Uniphase
         Corporation                   JDSU              11.8           NASDAQ
      Lucent Technologies, Inc.        LU                 29            NYSE
      Motorola, Inc.                   MOT                18            NYSE
      Next Level Communications,
         Inc.                          NXTV                1            NASDAQ
      Nortel Networks Corporation      NT                 28            NYSE
      PMC-Sierra, Inc.                 PMCS                1            NASDAQ
      Qualcomm Incorporated            QCOM                8            NASDAQ
      RF Micro Devices, Inc.           RFMD                2            NASDAQ
      Scientific-Atlanta, Inc.         SFA                 2            NYSE
      Sycamore Networks, Inc.          SCMR                3            NASDAQ
      Tellabs, Inc.                    TLAB                4            NASDAQ
      Terayon Communications
         Systems, Inc.                 TERN               2             NASDAQ


                                        The companies whose common stocks were
                                        included in the Broadband HOLDRS at the
                                        time Broadband HOLDRS were originally
                                        issued were generally considered to be
                                        among the 20 largest and most liquid
                                        companies with U.S.-traded common stock
                                        involved in the broadband industry, as
                                        measured by market capitalization and
                                        trading volume on March 14, 2000. The
                                        market capitalization of a company is
                                        determined by multiplying the market
                                        price of its common stock by the number
                                        of outstanding shares of its common
                                        stock.

                                        The trust only will issue and cancel,
                                        and you only may obtain, hold, trade or
                                        surrender, Broadband HOLDRS in a
                                        round-lot of 100 Broadband HOLDRS and
                                        round-lot multiples. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Broadband HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS.

                                        The number of outstanding Broadband
                                        HOLDRS will increase and decrease as a
                                        result of in-kind deposits and
                                        withdrawals of the underlying
                                        securities. The trust will stand ready
                                        to issue additional Broadband HOLDRS on
                                        a continuous basis when an investor
                                        deposits the required shares of common
                                        stock with the trustee.

Purchases.........................      You may acquire Broadband HOLDRS in two
                                        ways:

                                            o  through an in-kind deposit of the
                                               required number of shares of
                                               common stock of the underlying
                                               issuers with the trustee, or

                                            o  through a cash purchase in the
                                               secondary trading market.

Issuance and cancellation fees ...      If you wish to create Broadband HOLDRS
                                        by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Broadband HOLDRS, The
                                        Bank of New York as trustee will charge
                                        you an issuance fee of up to $10.00 for
                                        each round-lot of 100 Broadband HOLDRS.
                                        If you wish to cancel your Broadband
                                        HOLDRS and withdraw your underlying
                                        securities, The Bank of New York as
                                        trustee will charge you a cancellation
                                        fee of up to $10.00 for each round-lot
                                        of 100 Broadband HOLDRS.

Commissions.......................      If you choose to deposit underlying
                                        securities in order to receive Broadband
                                        HOLDRS, you will be responsible for
                                        paying any sales commission associated
                                        with your purchase of the underlying
                                        securities that is charged by your
                                        broker in addition to the issuance fee
                                        charged by the trustee described above.

Custody fees......................      The Bank of New York, as trustee and as
                                        custodian, will charge you a quarterly
                                        custody fee of $2.00 for each round-lot
                                        of 100 Broadband HOLDRS, to be deducted
                                        from any cash dividend or other cash
                                        distributions on underlying securities
                                        received by the trust. With respect to
                                        the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Broadband
HOLDRS............................      You have the right to withdraw the
                                        underlying securities upon request by
                                        delivering a round-lot or integral
                                        multiple of a round-lot of Broadband
                                        HOLDRS to the trustee, during the
                                        trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of
                                        Broadband HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share.

                                        Except with respect to the right to vote for dissolution of the trust, the Broadband HOLDRS themselves will not have voting rights.

Rights relating to the
underlying securities.............      Broadband HOLDRS represents your
                                        beneficial ownership of the underlying
                                        securities. Owners of Broadband HOLDRS
                                        have the same rights and privileges as
                                        if they owned the underlying securities
                                        beneficially outside of Broadband
                                        HOLDRS. These include the right to
                                        instruct the trustee to vote the
                                        underlying securities or you may attend
                                        shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge
                                        Broadband HOLDRS and the right to
                                        surrender Broadband HOLDRS to receive
                                        the underlying securities. Broadband
                                        HOLDRS does not change your beneficial
                                        ownership in the underlying securities
                                        under United States federal securities
                                        laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Broadband HOLDRS.
                                        However, due to the nature of Broadband
                                        HOLDRS, you will not be able to
                                        participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your
                                        Broadband HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                        A holder of Broadband HOLDRS is not a
                                        registered owner of the underlying
                                        securities. In order to become a
                                        registered owner, a holder of Broadband
                                        HOLDRS would need to surrender their
                                        Broadband HOLDRS, pay the applicable
                                        fees and expenses, receive all of the
                                        underlying securities and follow the
                                        procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                        You retain the right to receive any
                                        reports and communications that the
                                        issuers of underlying securities are
                                        required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Broadband HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Broadband HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                        The depositary trust agreement entitles
                                        you to receive, subject to certain
                                        limitations and net of any fees and
                                        expenses of the trustee, any
                                        distributions of cash (including
                                        dividends), securities or property made
                                        with
                                        respect to the underlying securities.
                                        However, any distribution of securities
                                        by an issuer of underlying securities
                                        will be deposited into the trust and
                                        will become part of the underlying
                                        securities unless the distributed
                                        securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's sector classification that is different from the sector classifications represented in the Broadband HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be made available to you, may be disposed of or may lapse.

                                        There may be a delay between the time
                                        any cash or other distribution is
                                        received by the trustee with respect to
                                        the underlying securities and the time
                                        such cash or other distributions are
                                        distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Broadband HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                        If you wish to participate in a tender
                                        offer for any of the underlying
                                        securities, or any form of stock
                                        repurchase program by an issuer of an
                                        underlying security, you must surrender
                                        your Broadband HOLDRS (and pay the
                                        applicable fees and expenses) and
                                        receive all of your underlying
                                        securities in exchange for your
                                        Broadband HOLDRS. For specific
                                        information about obtaining your
                                        underlying securities, you should read
                                        the discussion under the caption
                                        "Description of the Depositary Trust
                                        Agreement -Withdrawal of underlying
                                        securities."

Ownership rights in
fractional shares in the
underlying securities.............      As a result of distributions of
                                        securities by companies included in the
                                        Broadband HOLDRS or other corporate
                                        events, such as mergers, a Broadband
                                        HOLDR may represent an interest in a
                                        fractional share of an underlying
                                        security. You are entitled to receive
                                        distributions proportionate to your
                                        fractional shares.

                                        In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Broadband HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 Broadband HOLDRS are outstanding and each Broadband HOLDR represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Broadband HOLDRS. If 50,000 holders of such Broadband HOLDRS vote their underlying securities "yes" and 50,001 vote "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.


 Reconstitution events............      The depositary trust agreement provides
                                        for the automatic distribution of
                                        underlying securities from the Broadband
                                        HOLDRS to you in the following four
                                        circumstances:

                                        A. If an issuer of underlying securities
                                           no longer has a class of common stock
                                           registered under section 12 of the
                                           Securities Exchange Act of 1934, then
                                           its securities will no longer be an
                                           underlying security and the trustee
                                           will distribute the shares of that
                                           company to the owners of the
                                           Broadband HOLDRS.

                                        B. If the SEC finds that an issuer of
                                           underlying securities should be
                                           registered as an investment company
                                           under the Investment Company Act of
                                           1940, and the trustee has actual
                                           knowledge of the SEC finding, then
                                           the trustee will distribute the
                                           shares of that company to the owners
                                           of the Broadband HOLDRS.

                                        C. If the underlying securities of an
                                           issuer cease to be outstanding as a
                                           result of a merger, consolidation,
                                           corporate combination or other event,
                                           the trustee will distribute the
                                           consideration paid by and received
                                           from the acquiring company or the
                                           securities received in exchange for
                                           the securities of the underlying
                                           issuer whose securities cease to be
                                           outstanding to the beneficial owners
                                           of Broadband HOLDRS, only if the
                                           Standard & Poor's sector
                                           classification of the securities
                                           received as consideration is
                                           different from the sector
                                           classifications represented in the
                                           Broadband HOLDRS at the time of the
                                           distribution or exchange or if the
                                           securities received are not listed
                                           for trading on a U.S. national
                                           securities exchange or through the
                                           Nasdaq National Market System. In any
                                           other case, the additional securities
                                           received will be deposited into the
                                           trust.

                                        D. If an issuer's underlying securities
                                           are delisted from trading on a U.S.
                                           national securities exchange or
                                           through the Nasdaq National Market
                                           System and are not listed for trading
                                           on another

                                           U.S. national securities exchange
                                           or through the Nasdaq National Market
                                           System within five business days from
                                           the date the securities are delisted.

                                        To the extent a distribution of
                                        underlying securities from the Broadband
                                        HOLDRS is required as a result of a
                                        reconstitution event, the trustee will
                                        deliver the underlying security to you
                                        as promptly as practicable after the
                                        date that the trustee has knowledge of
                                        the occurrence of a reconstitution
                                        event.

                                        In addition, securities of a new company will be added to the Broadband HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Broadband HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                        It is anticipated, as a result of the
                                        broadly defined Standard & Poor's sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in Broadband HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Broadband HOLDRS will be distributed from the Broadband HOLDRS to you.

Standard & Poor's sector
classifications...................      Standard & Poor's Corporation is an
                                        independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard
                                        & Poor's sector classifications and each class of publicly traded securities of a company are each given only one sector classification. The securities included in the Broadband HOLDRS are currently represented in the Technology sector.
                                        The Standard & Poor's sector
                                        classifications of the securities
                                        included in the Broadband HOLDRS may
                                        change over time if the companies that
                                        issued these securities change their
                                        focus of operations or if Standard &
                                        Poor's alters the criteria it uses to
                                        determine sector classifications, or
                                        both.

Termination events ...............      A. The Broadband HOLDRS are delisted
                                           from the American Stock Exchange and
                                           are not listed for trading on another
                                           national securities exchange or
                                           through the Nasdaq National Market
                                           System within five business days from
                                           the date the

                                           Broadband HOLDRS are delisted.

                                        B. The trustee resigns and no successor
                                           trustee is appointed within 60 days
                                           from the date the trustee provides
                                           notice to Merrill Lynch, Pierce,
                                           Fenner & Smith Incorporated, as
                                           initial depositor, of its intent to
                                           resign.

                                        C. 75% of beneficial owners of
                                           outstanding Broadband HOLDRS vote to
                                           dissolve and liquidate the trust.

                                        If a termination event occurs, the
                                        trustee will distribute the underlying
                                        securities as promptly as practicable
                                        after the termination event.

                                        Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Broadband HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States Federal income
tax consequences..................      The United States federal income tax
                                        laws will treat a U.S. holder of
                                        Broadband HOLDRS as directly owning the
                                        underlying securities. The Broadband
                                        HOLDRS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing...........................      The Broadband HOLDRS are listed on the
                                        American Stock Exchange under the symbol
                                        "BDH." On March 6, 2002 the last
                                        reported sale price of the Broadband
                                        HOLDRS on the American Stock Exchange
                                        was $14.38.

Trading...........................      Investors are only able to acquire,
                                        hold, transfer and surrender a round-lot of 100 Broadband HOLDRS. Bid and ask prices, however, are quoted per single
                                        Broadband HOLDR.

Clearance and settlement..........      Broadband HOLDRS have been issued in
                                        book-entry form. Broadband HOLDRS are
                                        evidenced by one or more global
                                        certificates that the trustee has
                                        deposited with The Depository Trust
                                        Company, referred to as DTC. Transfers
                                        within DTC will be in accordance with
                                        DTC's usual rules and operating
                                        procedures. For further information see
                                        "Description of Broadband HOLDRS."

                                    THE TRUST

          General. This discussion highlights information about the Broadband HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement, before you purchase Broadband HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

          The Broadband HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of March 22, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Broadband HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

          The Broadband HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Broadband HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                         DESCRIPTION OF BROADBAND HOLDRS

          The trust has issued Broadband HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Broadband HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

          You may only acquire, hold, trade and surrender Broadband HOLDRS in a round-lot of 100 Broadband HOLDRS and round-lot multiples. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Broadband HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS.

          Broadband HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Broadband HOLDRS--The Broadband HOLDRS."

          Beneficial owners of Broadband HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Broadband HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Broadband HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

          The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Broadband HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Broadband HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Broadband HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

          Broadband HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Broadband HOLDRS are available only in book-entry form. Owners of Broadband HOLDRS hold their Broadband HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

          Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various aspects of the broadband industry and whose common stock is registered under section 12 of the Exchange Act. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the broadband business as measured by market capitalization and trading volume.

          The Broadband HOLDRS may no longer consist of securities issued by companies involved in the broadband industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the broadband business and will undertake to make adequate disclosure when necessary.

          Underlying securities. For a list of the underlying securities represented by Broadband HOLDRS, please refer to "Highlights of Broadband HOLDRS--The Broadband HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

          No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Broadband HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

          General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

          The following table and graph set forth the composite performance of all of the 19 underlying securities currently represented by a single Broadband HOLDR, measured at the close of the business day on November 10, 1999, the first date when all of the underlying securities were publicly traded and thereafter as of the end of each month through February 2002. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                   Closing                       Closing                    Closing                    Closing
1999               Price       2000              Price      2001            Price       2002           Price
November 10......  66.45       January.........  82.15      January.......  52.97       January .....  15.45
November.........  68.53       February........  102.05     February......  29.88       February.....  12.21
December.........  88.47       March...........  102.09     March.........  24.48
                               April...........  88.01      April.........  27.16
                               May.............  77.51      May...........  24.44
                               June............  91.65      June..........  21.20
                               July............  88.65      July..........  20.16
                               August..........  95.93      August........  17.55
                               September.......  79.74      September.....  14.18
                               October.........  64.92      October.......  15.86
                               November........  48.74      November......  18.57
                               December........  45.69      December......  16.60


                                  [Line Graph]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

          General. The depositary trust agreement, dated as of March 22, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Broadband HOLDRS, provides that Broadband HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

          The trustee. The Bank of New York serves as trustee for the Broadband HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

          Issuance, transfer and surrender of Broadband HOLDRS. You may create and cancel Broadband HOLDRS only in round-lots of 100 Broadband HOLDRS. You may create Broadband HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Broadband HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS. Similarly, you must surrender Broadband HOLDRS in integral multiples of 100 Broadband HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Broadband HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

          Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

          Under the depositary trust agreement, any beneficial owner of Broadband HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Broadband HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

          Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.

          Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Broadband HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities are of a company with a Standard & Poor's sector classification that is different from the sector classifications of any other company represented in the Broadband HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be made available to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt form registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

          You will be obligated to pay any tax or other charge that may become due with respect to Broadband HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

          Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Broadband HOLDRS to you in the following four circumstances:

     A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Broadband HOLDRS only if, as provided in the amendment to the depositary trust agreement, the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Broadband HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

          To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

          As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Broadband HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received
(1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Broadband HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

          It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Broadband HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Broadband HOLDRS will be distributed from the Broadband HOLDRS to you.

          Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Broadband HOLDRS are currently represented in the Technology sector. The Standard & Poor's sector classifications of the securities included in the Broadband HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

          Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

          Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

          Withdrawal of underlying securities. You may surrender your Broadband HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Broadband HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Broadband HOLDRS.

          Further issuances of Broadband HOLDRS. The depositary trust agreement provides for further issuances of Broadband HOLDRS on a continuous basis without your consent.

          Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Broadband HOLDRS will surrender their Broadband HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Broadband HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Broadband HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Broadband HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

          If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

          Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Broadband HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Broadband HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Broadband HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Broadband HOLDRS.

          Issuance and cancellation fees. If you wish to create Broadband HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS. If you wish to cancel your Broadband HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

          Commissions. If you choose to create Broadband HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

          Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

          Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286, temporarily relocated to 1 Wall Street, New York, NY 10286.

          Governing law. The depositary trust agreement and the Broadband HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

          Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Broadband HOLDRS.

          The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

          The following is a summary of the U.S. federal income tax consequences relating to the Broadband HOLDRS for:

     o    citizen or resident of the United States;

     o corporation or partnership created or organized in the United States or under the laws of the United States;

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"); and

     o any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

          This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Broadband HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address Broadband HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

          The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Broadband HOLDRS

          A receipt holder purchasing and owning Broadband HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Broadband HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

          A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Broadband HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Broadband HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Broadband HOLDRS. Similarly, with respect to sales of Broadband HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Broadband HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

          The distribution of any securities by the trust upon the surrender of Broadband HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

          The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Broadband HOLDRS will reduce the amount realized with respect to the underlying securities.

          A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

          With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

          If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

          Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

          Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Broadband HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

          Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income"; or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

          Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

          If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Broadband HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

          A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

          A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

          With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

          A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

          A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Broadband HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder;

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met; or

     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or

          (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such, issuer.

          Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

          Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at a rate of up to 30.5% on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.

          The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

          The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

          Any plan fiduciary which proposes to have a plan acquire Broadband HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Broadband HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

          In accordance with the depositary trust agreement, the trust issued Broadband HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited, the underlying securities to receive Broadband HOLDRS. The trust delivered the initial distribution of Broadband HOLDRS against deposit of the underlying securities in New York, New York on approximately April 10, 2000.

          Investors who purchase Broadband HOLDRS through a fee-based brokerage account will pay fees charge by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

          Merrill Lynch Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has used, and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Broadband HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sale will be made at prices related to prevailing market prices at the time of sale.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Broadband HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

          Legal matters, including the validity of the Broadband HOLDRS were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Broadband HOLDRS, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Broadband HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Broadband HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

          The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC AT 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

          Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect tot their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

          The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Broadband HOLDRS. This prospectus relates only to Broadband HOLDRS and doe not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Broadband HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Broadband HOLDRS, have been publicly disclosed.

                                     ANNEX A

          This annex forms an integral part of the prospectus.

          The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1997, 1998, 1999, 2000, 2001 and 2002. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                    APPLIED MICRO CIRCUITS CORPORATION (AMCC)

          Applied Micro Circuits Corporation designs, develops, manufacturers and markets components that are used in communications products and in the infrastructure for network communications products which provide greater bandwidth to allow for larger information carrying capacity. Applied Micro Circuits focuses on developing technology for the high speed network applications which are used to connect companies' networks to each other and to the Internet.

            Closing            Closing             Closing            Closing              Closing            Closing
   1997      Price     1998     Price     1999      Price     2000     Price      2001      Price     2002     Price
January        *     January   2 25/64  January   5 1/4     January   36 15/16  January   73.50     January      10.17
February       *     February  2 11/32  February  4 29/32   February  68 49/64  February  26.75     February      7.69
March          *     March     2 13/16  March     5 11/32   March     75 1/32   March     16.50
April          *     April     3 29/64  April     6 43/64   April     64 7/16   April     26.02
May            *     May       2 13/16  May       7 25/64   May       49 5/8    May       18.07
June           *     June      3 15/64  June      10 9/32   June      49 3/8    June      17.20
July           *     July      2 27/32  July      11 3/4    July      74 5/8    July      17.14
August         *     August    2 3/8    August    11 17/32  August    101 15/32 August    14.27
September      *     September 1 55/64  September 14 1/4    September 103 17/32 September 6.99
October        *     October   3        October   19 29/64  October   76 7/16   October   11.03
November   1 3/8     November  4 3/16   November  20 25/32  November  48 7/16   November  13.63
December   1 35/64   December  4 1/4    December  31 13/16  December  75 3/64   December  11.32


          The closing price on March 6, 2002 was $10.14.

                           BROADCOM CORPORATION (BRCM)

          Broadcom Corporation designs, develops and markets products which facilitate high-speed broadband, digital voice, video and data transmission to homes and businesses using existing communications infrastructure. Broadcom designs, develops and markets integrated circuits for several communications markets, including television cable set-top boxes, cable modems for Internet access, high-speed networking for businesses private networks, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber lines. Broadcom also offers wireless communications, server solutions and network processing.

            Closing            Closing             Closing            Closing             Closing             Closing
   1997      Price     1998     Price     1999      Price     2000     Price     2001      Price     2002      Price
January        *     January       *     January   33 9/32   January   144 21/32 January   109.94    January    42.47
February       *     February      *     February  30 3/32   February  197 3/8   February   49.25    February   30.65
March          *     March         *     March     30 13/16  March     242 7/8   March      28.90
April          *     April     12        April     38 9/16   April     172 3/8   April      41.56
May            *     May       12 25/32  May       47 7/8    May       130 1/16  May        33.26
June           *     June      18 13/32  June      72 9/32   June      218 15/16 June       42.76
July           *     July      15 11/16  July      60 1/4    July      224 1/4   July       43.63
August         *     August    12 13/16  August    64 3/8    August    250       August     32.15
September      *     September 17 3/4    September 54 1/2    September 243 3/4   September  20.30
October        *     October   20 47/64  October   63 29/32  October   222 3/8   October    34.41
November       *     November  22 21/64  November  89 17/32  November   97 1/2   November   43.99
December       *     December  30 3/16   December 136 3/16   December   84       December   40.87

          The closing price on March 6, 2002 was $40.04.

                            CIENA CORPORATION (CIEN)

          Ciena Corporation develops and markets products for the optical networking equipment market. Optical networking equipment uses fiber optic cables, which can transmit larger volumes of data at higher transmission speeds more efficiently, to facilitate the transmission of data and telephone communications. Ciena provides products such as systems based on fiber optic cables, switches to manage network data traffic and other multi-purpose data delivery systems to its customers, who include local and long-distance telephone carriers, wireless and wholesale carriers and Internet service providers.

            Closing             Closing             Closing               Closing            Closing             Closing
   1997      Price     1998      Price     1999      Price     2000        Price     2001     Price      2002     Price
January        *     January   27 17/32  January   10 3/32   January     32 13/16  January   90.06     January     12.70
February   19 5/8    February  20 31/32  February  13 15/16  February    79 29/32  February  67.1875   February     7.76
March      14 7/32   March     21 5/16   March     11 1/4    March       63 1/16   March     41.75
April      15 5/8    April     27 7/8    April     11 3/4    April       61 13/16  April     55.06
May        23 3/8    May       26        May       14 3/8    May         59 27/32  May       54.15
June       23 9/16   June      34 13/16  June      15 3/32   June        83 11/32  June      38
July       28 1/16   July      37 1/32   July      16 7/8    July        71 1/16   July      33.14
August     23 7/8    August    14 1/16   August    17 9/16   August     110 27/32  August    17.12
September  24 49/64  September  7 5/32   September 18 1/4    September  122 13/16  September 10.29
October    27 1/2    October    8 19/32  October   17 5/8    October    105 1/8    October   16.26
November   27        November   8 1/2    November  21 31/32  November    75 15/16  November  17.75
December   30 9/16   December   7 5/16   December  28 3/4    December    81 1/4    December  14.31



         The closing price on March 6, 2002 was $9.57.

                        COMVERSE TECHNOLOGY, INC. (CMVT)

          Comverse Technology, Inc. designs, develops, manufactures, markets and supports computer and telecommunications systems and software for multimedia applications, which include video, graphics and animation and for information-processing applications. Comverse products are designed to allow telecommunications operators to provide services such as messaging, data distribution, call answering, voice and fax mail and Internet services. Comverse's customers include fixed and wireless telephone network operators, government agencies, call centers, financial institutions and businesses. Comverse also manufactures digital monitoring systems which provide monitoring, recording, surveillance and information gathering capabilities for law enforcement and intelligence agencies. Comverse also engages in venture capital investment and capital market activities.

            Closing             Closing            Closing             Closing             Closing            Closing
   1997      Price     1998      Price     1999     Price     2000      Price     2001      Price     2002     Price
January    15        January   11 15/64  January   28        January   71 11/16  January   113.31    January     21.37
February   14 35/64  February  15 37/64  February  23 59/64  February  98 7/16   February  74.9375   February    15.65
March      13 11/64  March     16 19/64  March     28 21/64  March     94 1/2    March     58.89
April      13 5/64   April     15 51/64  April     32 1/16   April     89 3/16   April     68.50
May        15 1/4    May       16 21/32  May       33 25/32  May       91 3/8    May       58
June       18 21/64  June      17 19/64  June      37 3/4    June      93        June      57.10
July       16 1/4    July      17 1/64   July      37 25/32  July      87 3/4    July      28.28
August     15 5/16   August    12 53/64  August    39        August    91 15/16  August    25.14
September  17 37/64  September 13 5/8    September 47 5/32   September 108       September 20.48
October    13 3/4    October   15 21/64  October   56 3/4    October   111 3/4   October   18.81
November   11 15/64  November  19 11/64  November  60 7/16   November  83 3/16   November  21.39
December   13        December  23 43/64  December  72 3/8    December  118 5/8   December  22.37

          The closing price on March 6, 2002 was $17.25.

                          CONEXANT SYSTEMS, INC. (CNXT)

          Conexant Systems, Inc. develops and markets semiconductors for communications electronic systems. Conexant semiconductor products facilitate communications through wireline voice and data networks, cordless and cellular wireless telephony systems, and cable and wireless multi-channel communications networks. Conexant operates in two segments: the Personal Networking business and Mindspeed Technologies, the Company's Internet infrastructure business.

            Closing            Closing            Closing             Closing             Closing            Closing
   1997      Price     1998     Price     1999     Price     2000      Price     2001      Price     2002     Price
January        *     January      *     January   9 3/32    January   84 1/2    January   18.06     January     13.04
February       *     February     *     February  8 1/2     February  98 1/4    February  12.25     February    10.24
March          *     March        *     March     13 27/32  March     71        March     8.9375
April          *     April        *     April     20 3/8    April     59 7/8    April     10.75
May            *     May          *     May       19 3/8    May       37 5/8    May       8.48
June           *     June         *     June      29 1/32   June      48 5/8    June      8.95
July           *     July         *     July      31 7/16   July      32        July      9.51
August         *     August       *     August    35 15/16  August    37 3/16   August    11.91
September      *     September    *     September 36 21/64  September 41 7/8    September 8.30
October        *     October      *     October   46 11/16  October   26 5/16   October   10.15
November       *     November     *     November  59 1/4    November  20 5/16   November  14.89
December       *     December   8 3/8   December  66 3/8    December  15 3/8    December  14.36


          The closing price on March 6, 2002 was $12.84.

                      COPPER MOUNTAIN NETWORKS, INC. (CMTN)

          Copper Mountain Networks, Inc. supplies high-speed digital communications products enabling telecommunications service providers to provide high-speed connections to businesses and residences over existing copper wire telephone infrastructure. Copper Mountain produces equipment that supports large-scale digital subscriber line services to businesses and their employees, including access from remote locations.

            Closing             Closing            Closing             Closing             Closing             Closing
   1997      Price      1998     Price     1999     Price      2000     Price      2001     Price      2002     Price
January        *      January      *     January      *      January   55 1/4    January   7.69      January       1.33
February       *      February     *     February     *      February  86 15/16  February  4.0938    February       .86
March          *      March        *     March        *      March     81 15/16  March     3.39
April          *      April        *     April        *      April     83 3/8    April     2.77
May            *      May          *     May       32        May       83 9/16   May       3.74
June           *      June         *     June      38 5/8    June      88 1/8    June      4.10
July           *      July         *     July      60 1/2    July      78 55/64  July      3.28
August         *      August       *     August    58 1/2    August    59 15/16  August    1.51
September      *      September    *     September 43 13/16  September 37 1/2    September 0.80
October        *      October      *     October   36 7/8    October   11 7/16   October   1.15
November       *      November     *     November  41 23/32  November  6 1/8     November  1.65
December       *      December     *     December  48 3/4    December  5 29/32   December  1.69


          The closing price on March 6, 2002 was $1.06.

                               CORNING, INC. (GLW)

          Corning, Incorporated is a technology-based company that develops and markets telecommunications products and services information display products and services and related specialty products that utilize glass, ceramic and polymer technologies. Corning's telecommunications products are designed to increase the capacity and efficiency of communications networks, such as optical fibers, cables and hardware, which are used by utilities, telephone exchanges and cable television. Corning's information display products include projection equipment and glass panels for use in televisions, notebook and desktop computers and automobiles. It also creates components out of advanced materials, which include glass, glass ceramic and polymer technologies, for use in environmental and science applications, semiconductors and optical and lighting products.

            Closing            Closing             Closing            Closing              Closing            Closing
   1997      Price     1998     Price     1999      Price     2000     Price      2001      Price     2002     Price
January    11 7/8    January   11 25/64 January   16 1/4    January   51 27/64  January   56.71     January       7.97
February   12 35/64  February  13 35/64 February  17 53/64  February  62 43/64  February  27.10     February      6.73
March      14 51/64  March     14 3/4   March     20        March     64 43/64  March     20.69
April      16 5/64   April     13 21/64 April     19 5/64   April     65 53/64  April     21.97
May        16 51/64  May       13 9/64  May       18 13/64  May       64 21/64  May       18.92
June       18 35/64  June      11 37/64 June      23 3/8    June      89 61/64  June      16.71
July       20 5/8    July      10 15/64 July      23 21/64  July      78 5/64   July      15.66
August     17 5/8    August    8 13/64  August    22 11/64  August    109 21/64 August    12.01
September  15 3/4    September 9 13/16  September 22 55/64  September 99        September 8.82
October    15 3/64   October   12 3/64  October   26 13/64  October   76 1/2    October   8.06
November   14 9/64   November  13 3/8   November  31 15/64  November  58 1/2    November  9.43
December   12 3/8    December  15       December  42 63/64  December  52 13/16  December  8.92

          The closing price on March 6, 2002 was $8.01.

                         JDS UNIPHASE CORPORATION (JDSU)

          JDS Uniphase Corporation designs, develops, manufactures and markets fiber optic components, modules and subsystems for the fiber optic communications industry. Fiber optic networks are designed to provide faster and more efficient data and information transmission than traditional copper wiring. These products are sold primarily to telecommunications and cable television system providers. JDS Uniphase also designs, manufactures and markets laser technology products for its customers in the biotechnology, industrial process control, graphics, printing and semiconductor equipment industries and offers related services.

            Closing            Closing             Closing            Closing             Closing            Closing
   1997      Price     1998     Price     1999      Price     2000     Price     2001      Price     2002     Price
January    2 47/64   January   4 19/32  January   11 25/64  January   101 31/32 January   54.81     January       7.00
February   2 3/64    February  5 1/64   February  11 1/64   February  131 15/16 February  26.75     February      4.85
March      2 5/16    March     5 17/64  March     14 25/64  March     120 9/16  March     18.4375
April      2 31/64   April     6 25/32  April     15 11/64  April     103 3/4   April     21.39
May        3 9/32    May       6 3/8    May       16 3/4    May       88        May       16.71
June       3 41/64   June      7 27/32  June      20 3/4    June      119 7/8   June      12.50
July       4 17/64   July      6 1/4    July      22 19/32  July      118 1/8   July      9.24
August     4 17/64   August    5        August    26 33/64  August    124 31/64 August    7.05
September  4 31/32   September 5 1/8    September 28 29/64  September 94 11/16  September 6.32
October    4 13/64   October   6 11/64  October   41 23/32  October   81 7/16   October   7.99
November   5 1/64    November  6 25/32  November  57 3/16   November  50 1/16   November  10.08
December   5 11/64   December  8 43/64  December  80 21/32  December  41 11/16  December  8.68

          The closing price on March 6, 2002 was $6.58.

                         LUCENT TECHNOLOGIES, INC. (LU)

          Lucent Technologies, Inc. develops, manufacturers and markets public and private communications systems, software and products. Lucent's primary customer base includes communications network operators and service providers. Lucent provides wireless networks services, local and long distance voice, data, video and cable services, optical networking for the transmission of data, switches to route and control network traffic and software products that manage voice and data communications networks.

            Closing            Closing              Closing            Closing             Closing            Closing
   1997      Price     1998     Price      1999      Price     2000     Price     2001      Price     2002     Price
January    13 9/16   January   22 1/8    January   56 9/32   January   55 1/2   January   18.60     January       6.52
February   13 15/32  February  27 3/32   February  50 25/32  February  59 1/2   February  11.59     February      5.56
March      13 1/8    March     31 31/32  March     54        March     62       March     9.97
April      14 3/4    April     38 1/8    April     60        April     62 9/16  April     10.01
May        15 7/8    May       35 15/32  May       56 7/8    May       57 1/4   May       7.88
June       18 1/64   June      41 19/32  June      67 7/16   June      58 3/4   June      6.21
July       21 7/32   July      46 3/16   July      65 1/16   July      43 3/4   July      6.70
August     19 15/32  August    35 7/16   August    64 1/16   August    42       August    6.82
September  20 11/32  September 34 5/8    September 64 7/8    September 30 1/2   September 5.73
October    20 19/32  October   40 3/32   October   64 1/4    October   23 5/16  October   6.70
November   20 1/32   November  43 1/32   November  74 1/2    November  15 9/16  November  7.32
December   19 31/32  December  54 31/32  December  75        December  13 1/2   December  6.30

          The closing price on March 6, 2002 was $6.23.

                              MOTOROLA, INC. (MOT)

          Motorola, Inc. develops, manufactures and markets communications and electronic products and systems. Motorola offers wireless telephones, satellite communications products and systems, network and Internet access products, semiconductors to control and amplify electrical signals in computers, transportation, space vehicles, major home appliances and electronic systems for use in the automotive communications, manufacturing and computer industries.

            Closing            Closing              Closing            Closing             Closing            Closing
   1997      Price     1998     Price      1999      Price     2000     Price     2001      Price     2002     Price
January    22 3/4    January   19 55/64  January   24 5/64   January   45 1/2    January   22.81     January      13.31
February   18 43/64  February  18 35/64  February  23 27/64  February  56 53/64  February  15.17     February     13.00
March      20 11/64  March     20 1/4    March     24 27/64  March     48 43/64  March     14.26
April      19 3/64   April     18 37/64  April     26 43/64  April     39 43/64  April     15.55
May        22 1/8    May       17 43/64  May       27 39/64  May       31 1/4    May       14.70
June       25 3/8    June      17 33/64  June      31 37/64  June      30        June      16.56
July       26 51/64  July      17 27/64  July      30 27/64  July      33 1/4    July      18.69
August     24 29/64  August    14 5/16   August    30 3/4    August    36 1/16   August    17.40
September  23 61/64  September 14 19/64  September 29 21/64  September 29 1/2    September 15.60
October    20 43/64  October   17 21/64  October   32 7/16   October   24 15/16  October   16.37
November   20 61/64  November  20 5/8    November  38 5/64   November  20 1/16   November  16.54
December   19 1/16   December  20 23/64  December  49 5/64   December  20 1/4    December  15.02

          The closing price on March 6, 2002 was $14.82.

                     NEXT LEVEL COMMUNICATIONS, INC. (NXTV)

          Next Level Communications, Inc. develops and markets broadband communications equipment that enables telephone companies and other communications service providers to deliver a full range of voice, data and video services over the existing copper telephone wire infrastructure. Next Level's equipment and technology has the capability to offer voice, data and video services in a single product offering or offer each service separately depending on subscriber demand and the objectives of the service provider.

            Closing             Closing            Closing             Closing            Closing             Closing
   1997      Price      1998     Price     1999     Price      2000     Price     2001     Price      2002     Price
January        *      January      *     January      *      January   80 5/8    January   13.00     January       2.18
February       *      February     *     February     *      February  134 1/2   February  8.7812    February      1.62
March          *      March        *     March        *      March     108 3/4   March     5.25
April          *      April        *     April        *      April     79 5/8    April     7.05
May            *      May          *     May          *      May       51 1/8    May       9.46
June           *      June         *     June         *      June      85 3/4    June      6.75
July           *      July         *     July         *      July      89 47/64  July      3.25
August         *      August       *     August       *      August    44 1/8    August    2.34
September      *      September    *     September    *      September 66 1/8    September 3.06
October        *      October      *     October      *      October   46 13/16  October   2.71
November       *      November     *     November  64 9/16   November  10 3/4    November  4.30
December       *      December     *     December  74 7/8    December  11 3/8    December  3.35

          The closing price on March 6, 2002 was $1.78.

                        NORTEL NETWORKS CORPORATION (NT)

          Nortel Networks Corporation designs, develops, manufactures and markets networking products and services for telecommunications systems and for the Internet. Nortel products include systems and services which connect users to telecommunications networks and the Internet, wireless and wireline applications for the Internet, optical technology for the transmission of data on the Internet, Internet access solutions and Internet voice telecommunications services. Nortel also develops switches and routers which control and connect network traffic, and it also manufactures telephones and telecommunications equipment. Nortel's customers include public institutions, communications services, cellular mobile communications companies, cable television companies and Internet service providers in the United States and internationally.

            Closing            Closing              Closing            Closing             Closing            Closing
   1997      Price     1998     Price      1999      Price     2000     Price     2001      Price     2002     Price
January    9 13/64   January   11 9/32   January   15 25/32  January   47 3/4   January   38.23     January       7.24
February   8 63/64   February  13 5/16   February  14 33/64  February  55 7/8   February  18.49     February      5.07
March      8 11/64   March     16 5/32   March     15 17/32  March     63       March     14.05
April      9 5/64    April     15 7/32   April     17 3/64   April     56       April     15.30
May        10 1/2    May       16        May       18 3/4    May       54 1/8   May       13.33
June       11 3/8    June      14 3/16   June      21 45/64  June      68 7/8   June      9.03
July       13 5/64   July      14 23/32  July      22 5/32   July      74       July      8
August     12 25/64  August    11 7/8    August    20 17/32  August    81 1/2   August    6.26
September  13        September 8 1/64    September 25 1/2    September 59 1/2   September 5.61
October    11 7/32   October   10 45/64  October   30 31/32  October   45 1/2   October   5.81
November   11 15/64  November  11 43/64  November  36 15/16  November  37 3/4   November  7.80
December   11 3/32   December  12 1/2    December  50 1/2    December  32 1/16  December  7.46

          The closing price on March 6, 2002 was $5.90.

                             PMC-SIERRA, INC. (PMCS)

          PMC-Sierra, Inc. develops and markets Internet and network semiconductor systems designed to assist in the high speed transmission of information. PMC-Sierra's products and services are used in developing and maintaining the private networks of a company, connecting these private networks to other private networks and to the Internet. PMG-Sierra's products also facilitate remote Internet access.

            Closing            Closing              Closing            Closing             Closing            Closing
   1997      Price     1998     Price      1999      Price     2000     Price      2001      Price     2002     Price
January    3 27/32   January   8 1/2     January   18 37/64  January   90 1/4    January   75.56     January      23.87
February   4         February  9         February  17 23/32  February  193 1/16  February  33.50     February     14.61
March      4 1/32    March     9 1/2     March     17 51/64  March     203 11/16 March     24.74
April      4 7/32    April     11 3/8    April     23 31/32  April     191 7/8   April     41.60
May        6 1/32    May       9 47/64   May       24 9/32   May       153 1/4   May       31.30
June       6 9/16    June      11 23/32  June      29 15/32  June      177 11/16 June      31.07
July       8 3/16    July      10 7/32   July      39 1/8    July      193 13/16 July      30.31
August     7 11/64   August    7 41/64   August    46 1/2    August    236       August    30.75
September  6 3/8     September 7 31/32   September 46 1/4    September 215 1/4   September 10.27
October    6 19/32   October   11 7/32   October   47 1/8    October   169 1/2   October   16.23
November   6 7/8     November  13 15/32  November  51 17/32  November  92 3/16   November  22.79
December   7 3/4     December  15 25/32  December  80 5/32   December  78 5/8    December  21.26

          The closing price on March 6, 2002 was $19.08.

                          QUALCOMM INCORPORATED (QCOM)

          QUALCOMM Incorporated develops and markets digital wireless communications products, technologies and services for use in wireless networks. Digital wireless communication provides technology that increases system capacity, provides more secure communication channels and improves reliability. Several of QUALCOMM's major product lines are based on its own Code Division Multiple Access, or CMDA, technology. CMDA technology is a communications industry standard for digital cellular, personal communications services and wireless services. In addition to developing, manufacturing and marketing CMDA products and services, QUALCOMM also licenses this technology to telecommunications equipment suppliers and develops and manufactures products based on this technology for use in satellite systems.

            Closing            Closing              Closing            Closing              Closing            Closing
   1997      Price     1998     Price      1999      Price     2000     Price      2001      Price     2002     Price
January    7         January   6 31/64   January   8 15/64   January   127       January   84.06     January      44.05
February   6 31/32   February  6 3/8     February  9 1/8     February  142 7/16  February  54.8125   February     33.25
March      7 3/64    March     6 11/16   March     15 35/64  March     149 5/16  March     56.625
April      5 27/32   April     7 1/32    April     25        April     108 7/16  April     57.36
May        6 1/32    May       6 33/64   May       24 5/16   May       66 3/8    May       60.74
June       6 23/64   June      7 1/32    June      35 7/8    June      60        June      58.48
July       5 25/32   July      7 51/64   July      39        July      64 15/16  July      63.23
August     5 25/32   August    5 1/2     August    48 3/64   August    59 7/8    August    58.85
September  7 31/32   September 6         September 47 19/64  September 71 1/4    September 47.54
October    7 3/64    October   6 61/64   October   55 11/16  October   65 7/64   October   49.12
November   8 15/32   November  6 55/64   November  90 27/64  November  80 1/4    November  58.72
December   6 5/16    December  6 31/64   December  176 1/8   December  82 3/16   December  50.50

          The closing price on March 6, 2002 was $39.95.

                          RF MICRO DEVICES, INC. (RFMD)

          RF Micro Devices, Inc. designs, manufacturers and markets radio frequency integrated circuits, which are the physical pathways for the transmission of information. RF Micro Devices' products are used in cellular and cordless telephones, base stations, wireless networks, cable television modems, industrial radios and wireless security systems. RF Micro Devices' products include amplifiers, transmitters and receivers, which allow data to be converted so that it can be transmitted across telecommunications lines.

            Closing            Closing              Closing            Closing             Closing            Closing
   1997      Price     1998     Price      1999      Price     2000     Price      2001     Price     2002     Price
January        *     January   1 19/64   January   9 3/64    January   40 1/2    January   21.63     January      18.31
February       *     February  1 55/64   February  9 5/8     February  69 5/32   February  11.125    February     15.64
March          *     March     1 53/64   March     11 31/32  March     67 3/16   March     11.6875
April          *     April     2         April     13 31/32  April     52 1/32   April     29.38
May            *     May       1 39/64   May       10 21/32  May       52 1/2    May       26.08
June       2 25/64   June      1 23/64   June      18 21/32  June      43 13/16  June      26.97
July       2 7/64    July      2 5/32    July      19 7/64   July      37 11/16  July      27.36
August     2 11/32   August    1 5/8     August    21 31/32  August    44 5/8    August    25.46
September  2 21/64   September 2 17/64   September 22 7/8    September 32        September 16.60
October    1 7/8     October   2 31/32   October   25 13/16  October   19 15/16  October   20.44
November   1 49/64   November  3 45/64   November  33 31/32  November  19        November  24.25
December   1 35/64   December  5 51/63   December  34 7/32   December  27 7/16   December  19.23

          The closing price on March 6, 2002 was $20.36.

                         SCIENTIFIC-ATLANTA, INC. (SFA)

          Scientific-Atlanta, Inc. develops and markets products and services for communications networks which deliver voice, data and video that connect information providers with users. Scientific-Atlanta's products include applications for integrating cable, telephone and data networks into one system. Scientific-Atlanta also provides products for the cable television industry, including digital video, voice and data communications products.

            Closing            Closing              Closing            Closing             Closing            Closing
   1997      Price     1998     Price      1999      Price     2000     Price      2001     Price     2002     Price
January    9 1/2     January   7 25/32   January   15 9/16   January   38 17/32  January   60.00     January      26.48
February   8 3/8     February  8 3/4     February  16 7/32   February  51 11/32  February  46.90     February     22.37
March      7 5/8     March     9 25/32   March     13 5/8    March     63 1/4    March     41.59
April      7 15/16   April     11 15/16  April     15 7/8    April     65 1/16   April     57.73
May        9 1/16    May       11 1/32   May       17 21/32  May       56 3/8    May       52.51
June       10 15/16  June      12 11/16  June      18        June      74 1/2    June      40.60
July       10 1/2    July      12 1/32   July      18 1/4    July      76 3/4    July      25.45
August     10 7/8    August    8 27/32   August    25 5/8    August    77 9/16   August    20.54
September  11 5/16   September 10 9/16   September 24 25/32  September 63 5/8    September 17.50
October    9 9/32    October   7 15/32   October   28 5/8    October   68 7/16   October   20.87
November   10        November  9 11/16   November  29 7/32   November  40 3/8    November  26.89
December   8 3/8     December  11 13/32  December  27 15/16  December  32 9/16   December  23.94

          The closing price on March 6, 2002 was $24.73.

                         SYCAMORE NETWORKS, INC. (SCMR)

          Sycamore Networks, Inc. creates optical networking products which facilitate the transmission of voice and data on fiber optic networks. Fiber optic networks allow for the transmission of larger volumes of data at faster transmission speeds and more efficiently. Sycamore's products use existing fiber optic systems to provide enhanced high-speed data services such as access to the Internet, video conferencing and remote access to corporate databases. Sycamore's customers include local and long distance carriers, international carriers, Internet Service Providers, and non-traditional telecommunications service providers.

            Closing             Closing            Closing             Closing             Closing             Closing
   1997      Price      1998     Price     1999     Price      2000     Price      2001     Price      2002     Price
January        *      January      *     January      *      January   106 21/64 January   35.25     January       4.71
February       *      February     *     February     *      February  148       February  18.125    February      3.49
March          *      March        *     March        *      March     129       March     10
April          *      April        *     April        *      April     78 1/2    April     9.52
May            *      May          *     May          *      May       83 5/8    May       10.13
June           *      June         *     June         *      June      110 3/8   June      9.32
July           *      July         *     July         *      July      123 5/16  July      7
August         *      August       *     August       *      August    137 1/2   August    5.61
September      *      September    *     September    *      September 108       September 3.48
October        *      October      *     October   71 43/64  October   63 1/4    October   4.41
November       *      November     *     November  74        November  41 7/16   November  5.24
December       *      December     *     December  102 43/64 December  37 1/4    December  5.36

          The closing price on March 6, 2002 was $4.19.

                              TELLABS, INC. (TLAB)

          Tellabs, Inc. develops, manufactures and markets network systems and voice, data and video transmission systems. Tellabs products include digital networks, fiber optic systems and products which connect and access network systems. These products build and control transmission infrastructure for telecommunications providers, transport data digitally and provide other digital services such as paging and messaging. Tellabs also provides professional services to support its solutions. Tellabs' customers are local and long-distance telephone carriers, cellular and wireless service providers, cable operators, utilities, government agencies and businesses.

            Closing            Closing              Closing            Closing             Closing            Closing
   1997      Price     1998     Price      1999      Price     2000     Price      2001     Price     2002     Price
January    20 19/32  January   25 19/32  January   42 7/8    January   54        January   64.81     January      15.46
February   19 15/16  February  30 3/16   February  40 1/32   February  48        February  43.5625   February     10.26
March      18 1/16   March     33 9/16   March     48 7/8    March     62 63/64  March     40.6875
April      19 15/16  April     35 7/16   April     54 45/64  April     54 13/16  April     35.11
May        25 1/8    May       34 23/64  May       58 1/2    May       64 15/16  May       34.01
June       27 15/16  June      35 13/16  June      67 9/16   June      68 7/16   June      19.38
July       29 15/16  July      37 41/64  July      61 9/16   July      65        July      16.47
August     29 27/32  August    21 1/8    August    59 9/16   August    56 3/16   August    13.32
September  25 3/4    September 19 29/32  September 56 15/16  September 47 3/4    September 9.88
October    27        October   27 1/2    October   63 1/4    October   49 15/16  October   13.65
November   26        November  27 1/32   November  64 7/8    November  53        November  15.28
December   26 7/16   December  34 9/32   December  64 3/16   December  56 1/2    December  14.96

          The closing price on March 6, 2002 was $12.99.

                   TERAYON COMMUNICATIONS SYSTEMS, INC. (TERN)

          Terayon Communications Systems, Inc. develops and markets broadband access services, which include services that allow cable operators and other telecommunications carriers to have two-way traffic on their cable systems. Terayon's systems allow cable operators to maximize broadband capacity and transmit voice, video and data services over existing cable network infrastructure, thereby minimizing the need for infrastructure upgrades.

            Closing             Closing             Closing            Closing             Closing             Closing
   1997      Price      1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January        *      January      *      January   20 1/4   January   53 1/2    January   6.50      January      6.98
February       *      February     *      February  15 17/32 February  128 9/16  February  5.5312    February     5.91
March          *      March        *      March     20       March     102 1/2   March     4.5625
April          *      April        *      April     20 3/16  April     46 1/2    April     4.76
May            *      May          *      May       16 1/16  May       55 1/2    May       5.88
June           *      June         *      June      27 15/16 June      64 1/4    June      6.12
July           *      July         *      July      19 9/16  July      51        July      6.52
August         *      August    4 13/16   August    18       August    55 1/2    August    4.17
September      *      September 6 5/16    September 24 7/16  September 33 15/16  September 7.19
October        *      October   6         October   21 7/8   October   22 3/8    October   11.35
November       *      November  15 5/16   November  31 1/32  November  12 3/8    November  12.06
December       *      December  18 1/2    December  31 31/32 December  4 1/16    December  8.27

          The closing price on March 6, 2002 was $6.89.

================================================================================



                          [Logo of BROADBAND HOLDRS]SM










                        1,000,000,000 Depositary Receipts

                            Broadband HOLDRSSM Trust



                               -------------------

                               P R O S P E C T U S

                               -------------------



                                 March 12, 2002
















================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or preceding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

          Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

          The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

          See Exhibit Index.

Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (iv) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (v) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (vi) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (vii) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (viii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 11, 2002.

                                           Merrill Lynch, Pierce, Fenner & Smith
                                                   Incorporated


                                           By:                     *
                                              --------------------------------
                                              Name:  John J. Fosina
                                              Title:  Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on March 11, 2002.

                Signature                              Title

                     *                        Chief Executive Officer,
----------------------------------------
             E. Stanley O'Neal                Chairman of the Board and Director


                     *                        Director
----------------------------------------
            George A. Schieren


                     *                        Director
----------------------------------------
             Thomas H. Patrick


                     *                        Chief Financial Officer
----------------------------------------
              John J. Fosina


                     *                        Controller
----------------------------------------
             Dominic A. Carone


*By: /s/ MITCHELL M. COX                      Attorney-in-Fact
     -----------------------------------
             Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

*4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 22, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on March 15, 2000 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*4.2 Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*5.1 Opinion of Shearman & Sterling regarding the validity of the Broadband HOLDRS Receipts, filed on March 15, 2000 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences, filed on March 15, 2000 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*24.1 Power of Attorney (included in Part II of the Registration Statement), filed on February 28, 2000 as part of the registration statement filed on form S-1 for Broadband HOLDRS.

*24.2 Power of Attorney of Dominic Carone, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, Thomas A. Patrick and Dominic A. Carone

-----------------------

*Previously filed.